CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WABASH NATIONAL CORPORATION

Wabash National Corporation, a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify as follows:

1.
The present name of the Corporation is Wabash National Corporation.  The Corporation was originally incorporated under the name Wabash Delaware Corporation and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 13, 1991.

2.
This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

3.	This Certificate of Amendment amends the certificate of incorporation of the Corporation, as heretofor amended, supplemented and/or restated (the “Existing Certificate”).

4.
This Certificate of Amendment shall become effective upon the time of filing of this Certificate of Amendment with the Secretary of State pursuant to Section 103 of the Delaware General Corporation Law.

5.	The text of the Existing Certificate is amended as follows:

FIRST:   The Existing Certificate is hereby amended by deleting Article FOURTH, Part I, in its entirety and inserting in lieu thereof the following:

“I. The total number of shares of all classes of stock that the Corporation has authority to issue is 225,000,000 shares, having an aggregate par value of $2,250,000 of which 200,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $2,000,000 shall be Common Stock, and 25,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $250,000 shall be Preferred Stock.”

IN WITNESS WHEREOF, Wabash National Corporation has caused this Certificate of Amendment to be signed by the undersigned authorized person on this 13th day of  May, 2010.

WABASH NATIONAL CORPORATION

By:	/s/ Richard J. Giromini
Richard J. Giromini, President and Chief Executive Officer